For Immediate Release

8x8 Regains Compliance with
Nasdaq Marketplace Rule 4310(c)(4)

SANTA CLARA, Calif., -- October 6, 2006, -- 8x8, Inc. (NASDAQ:EGHT), provider of Packet8 broadband Voice over Internet Protocol (VoIP) and videophone communications services, today announced that on October 5, 2006, the Company was notified by Nasdaq Staff that the closing bid price of 8x8's common stock has been at $1.00 per share or greater for at least 10 consecutive business days, and accordingly, that the Company has regained compliance with Marketplace Rule 4310(c)(4).

About 8x8, Inc.

8x8, Inc. offers the Packet8 (http://www.packet8.net/) VoIP (voice over internet protocol) telephone and videophone communications service and the Packet8 Virtual Office service. For additional company information, visit 8x8's web site at http://www.8x8.com/.

NOTE: 8x8, the 8x8 logo, Packet8, the Packet8 logo, Packet8 Softalk and Packet8 Virtual Office are trademarks of 8x8, Inc. All other trademarks are the property of their respective owners.

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MEDIA RELATIONS CONTACT:

Joan Citelli
JCitelli@8x8.com
(408) 687-4320